SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):

December 23, 1996

                                THE WESTWOOD GROUP, INC.

     (Exact name of registrant as specified in its charter)

          Delaware              0-1590         04-1983910
(State or other jurisdiction  (Commission     (IRS Employer
  of incorporation)            File Number)  Identification No.)


      190 VFW Parkway, Revere, Massachusetts  02151


Registrant's telephone number, including area code:
   (617) 284-2600



                                Not Applicable

    Former name or former address, if changed since last report

             The Exhibit Index is located at Page 3

Item 4.  Changes in Registrant's Certifying Accountant



     On December 20, 1996, The Westwood Group, Inc. dismissed
     Coopers &  Lybrand L.L.P. as its independent accountant.

     The reports of Coopers & Lybrand L.L.P. on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     The Registrant's Board of Directors, participated in and approved the decision to change independent accountant.

     In connection with its audits for the two most recent fiscal years and through December 20, 1996, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand L.L.P. would have caused them to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through December
     20, 1996 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The Registrant engaged BDO Siedman, L.L.P. as its new independent accountants as of December 20, 1996. During the two most recent fiscal years and through December 20, 1996, the Registrant has not consulted with BDO Siedman, L.L.P. on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2).

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                          Exhibit Index


Exhibit No.              Exhibit        Sequentially
                                        Numbered Page


   1           Letter from Coopers &         5
               Lybrand L.L.P.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                      THE WESTWOOD GROUP
                         (Registrant)


               By: /s/    Richard G. Egan, Jr.
                   Name:  Richard G. Egan, Jr.
                   Title: Chief Financial Officer
                            and Treasurer




Date:  December 23, 1996

                         COOPERS & LYBRAND L.L.P.
                          One Post Office Square
                             Boston, MA 02109
                             T: (617) 478-5000


December 27, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by The Westwood Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December, 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,




/s/ Coopers & Lybrand L.L.P.

















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